UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2010

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3266.003/351283.1

Item 4.02.  Non-Reliance on Previously Issued Financial Statements and Related Audit Report or Completed Interim Review

On June 10, 2010, the Audit Committee of Mission Community Bancorp (the “Company”) determined that the Company’s previously issued interim financial statements for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (collectively, the “Affected Periods”) would be restated to correct an error that had been made with respect to the recognition of a $479 thousand tax benefit in the first fiscal quarter of 2009 and a $32 thousand tax benefit in the second quarter of 2009.  The error was corrected on a year-to-date basis as of September 30, 2009 and, therefore, did not affect the Company’s results of operations or financial condition for the full year 2009.  The restatements will reflect the appropriate portions of the correction in the first and second quarters of 2009, rather than in the third quarter, ensuring comparability to the same periods in 2010.  The financial statements for the full year 2009 are not included in the Affected Periods.

The decision was made by the Audit Committee of the Board of Directors following consultation with and upon the recommendation of management and after Perry-Smith LLP, the Company’s 2010 independent registered public accounting firm, requested that the Company review its treatment of the tax benefit for those interim periods.

The Company’s management and the Audit Committee have discussed the decision to restate previously issued financial statements and the matters disclosed in this filing with Perry- Smith LLP, the Company’s independent registered public accounting firm.

The Company intends to file with the Securities and Exchange Commission in the very near future the financial statements to be restated, including filing an amendment to the Company’s Form 10-Q for the quarterly period ending March 31, 2010.  The amendment to this most recent Form 10-Q will be filed only to reflect the changes made to the March 31, 2009 financial statements, as it is presented in comparison to March 31, 2010.

3266.003/351283.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2010	MISSION COMMUNITY BANCORP
By: /s/ Anita M. Robinson
Anita M. Robinson President

3266.003/351283.1